Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our audit report dated September 24, 2007 with respect to the financial statements of Empire Water Corporation (formerly Cascade Coaching Corp.) for the years ended June 30, 2007 and 2006 and for the period from May 18, 2005 (inception) through June 30, 2007. We also consent to the reference to our Firm as “Experts” appearing herein.

MALONE & BAILEY, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

June 25, 2008